                                                                   EXHIBIT 99.1


                  [MCI COMMUNICATIONS CORPORATION LETTERHEAD]


Mike Kraft, Vice President
MCI Investor Relations
202-887-2801

Frank J. Walter
MCI News Bureau
1-800-644-NEWS
202-887-3000


                        MCI SECOND QUARTER REVENUE GROWS

                       NEARLY 11 PERCENT TO $5.4 BILLION

                         REVENUE GROWTH BEST SINCE 1996


         Washington, D.C.--July 30, 1998--MCI (NASDAQ: MCIC) today reported second quarter revenue of $5.4 billion, an increase of $527 million or nearly 11 percent.

         Net income for the quarter was $195 million, or $0.26 per diluted share. Included in the second quarter results was additional depreciation expense of $58 million pre-tax or ($.05) per diluted share after-tax related to an asset disposal plan adopted in fourth quarter 1997. Also, this quarter MCI recorded gains totaling $43 million pre-tax or $.04 per diluted share after-tax from the sales of holdings in non-core businesses. Excluding these special items, net income for the quarter was $204 million or $0.27 per diluted share.



                                     -more-

2-2-2

SUMMARY OF SECOND QUARTER, YEAR-TO-DATE REVENUE (U.S. $ IN MILLIONS)



                                      SECOND QUARTER                             YEAR-TO-DATE

                            1998          1997       % Increase        1998          1997        % Increase
                         ----------    ----------    ----------     ----------    ----------   --------------
Voice and Messaging      $    3,934    $    3,654           7.7     $    7,829    $    7,367              6.3

Data and Internet             1,001           809          23.7          1,944         1,561             24.5

Information Technology          464           417          11.3*           949           824             15.2

Eliminations and Other          (29)          (37)        (21.6)           (64)          (26)  not meaningful
                         ----------    ----------    ----------     ----------    ----------   --------------
TOTAL REVENUE            $    5,370    $    4,843          10.9     $   10,658    $    9,726              9.6


                  *Excluding revenue from discontinued service lines, pro-forma revenue in the second quarter was $444 million, up 21 percent year-over-year.


COMMUNICATION SERVICES

         MCI reported second quarter communications services revenue of $4.9 billion, an increase of approximately 11 percent from the second quarter 1997. The company's communications services revenue include U.S. and international voice and messaging services (long distance inbound and outbound calling, local services, call center and wireless) and data and Internet services.

         In the voice and messaging area, MCI's revenue grew to $3.9 billion or nearly 8 percent, led by conferencing and local. MCI continues to expand its presence in the U.S. local market with local revenue increasing 70 percent over second quarter 1997. The company offers local services in 31 major markets where it has built local network facilities. Following the completion of the merger, MCI WorldCom's national sales force will market local services in more than 100 markets. In the mass market, MCI continues to see improvements in revenue growth and customer retention. The company now has more than 7 million customers on its flagship MCI One service. Despite competitive pressures, customer churn has been stable as a result of the company's integrated product offering. In fact, more than 90 percent of MCI's consumer customers use more than one service.


                                     -more-

3-3-3


         In the data and Internet area, MCI's revenue for the quarter increased nearly 24 percent to $1 billion. The company's portfolio of virtual data services accounted for the largest gains with frame relay sales increasing by more than 70 percent and ATM sales increasing more than 100 percent. The performance, flexibility and cost benefits of virtual data services in supporting intranet and other enterprise network applications has fueled greater demand for these services among mid-size and smaller businesses.

         MCI continues to expand its presence in the managed services market, with revenue in this area growing seven-fold over the past year. Just last week, MCI announced a $350 million long-term agreement with CSX Corp. to manage its national network supporting its transportation operations. Other managed services clients include the U.S. Postal Service, the FAA and NASDAQ .

         In the Internet area, MCI's revenue for the quarter grew to $89 million, an increase of 59 percent year-over-year. As announced on July 15, MCI will sell its public Internet business to Cable and Wireless for $1.75 billion, simultaneous with the completion of MCI's merger with WorldCom.


INFORMATION TECHNOLOGY

         MCI Systemhouse, the company's information technology unit, grew revenue to $464 million, or 11 percent on a reported basis over second quarter 1997. Excluding revenue from discontinued service lines, pro-forma revenue in the second quarter was $444 million, up 21 percent year-over-year.

         The company's systems integration practice has expanded by 50 percent this year and posted double-digit growth in outsourcing services. MCI Systemhouse continues to grow successfully in the U.S. market. U.S. revenues now account for 40 percent of MCI Systemhouse's total and are growing 30 percent annually. The company offers large accounts a full suite of integrated network enterprise solutions for such applications as e-commerce, customer care platforms, and network management services.


                                     -more-

4-4-4


GLOBAL MARKETS

         MCI's joint venture with BT, Concert Communications Services, posted distributor revenue of $232 million or a 27 percent increase over last year's second quarter. MCI's share of Concert losses was $2 million. Following MCI's merger with WorldCom, BT will purchase MCI's stake in the venture while MCI will retain non-exclusive U.S. distribution rights to sell Concert services to its customers. MCI will continue to offer an array of global communication services, including the high-speed data services now available from WorldCom in Europe.

         Avantel, MCI's Mexican joint venture company, has close to 10 percent of the addressable long distance market. The company continues to expand its base in the business market, winning a number of key new corporate and government contracts and growing its share of higher-margin services such as data and Internet services. Avantel continues to work closely with Mexican regulatory bodies to reduce interconnection charges and discriminatory practices that are hindering true competition in the Mexican telecommunications market

MERGER WITH WORLDCOM

         In July, MCI and WorldCom received approval for their merger from the European Commission and the U.S. Department of Justice, following MCI's agreement to sell its public Internet business. The merger is awaiting final regulatory approval from the U.S. Federal Communications Commission and three U.S. states. The companies expect to close the merger and launch MCI WorldCom in the third quarter.

         MCI, headquartered in Washington, D.C., is a leading provider of local-to-global communication services to business, government and residential users. The company's fast-growing portfolio of advanced data and IT services account for a quarter of MCI's approximately $20 billion in annual revenue. MCI operates one of the world's largest and most advanced digital networks, connecting local markets in the U.S. to hundreds of locations worldwide.

         The information in this release may contain certain forward-looking statements that are subject to risks and uncertainties. Certain factors could affect the future results of the company, including material adverse changes in the economic conditions in MCI's markets; future regulatory actions and conditions; the ability of the company to obtain local facilities at competitive rates; and industry-wide competition and price levels. Reference is made to, and the forward-looking statements made herein are qualified by, the statement relating to forward-looking statements contained in the company's most recent reports to the Securities and Exchange Commission.


                                       ###

                         MCI Communications Corporation
                              Financial Highlights
                               Second Quarter 1998

        CONSOLIDATED REVENUE
        Second quarter revenue totaled $5.4 billion - an increase of $527 million, or 10.9% from second quarter 1997. Consolidated revenue grew 1.6% from first quarter 1998.

             Voice & Messaging revenue was $3.9 billion in the second quarter, up 7.7% year-over-year and an increase of 1.0% sequentially. Voice & Messaging is comprised of traditional switched services, including domestic and international inbound and outbound, as well as local and wireless.

             Data & Internet revenue totaled $1.0 billion, a 23.7% increase year-over-year. Data & Internet revenue grew 6.2% sequentially. Data & Internet revenue is comprised of all domestic and international private line, virtual data and Internet services. MCI's Internet revenue in the quarter was $89 million, an increase of 59% from second quarter 1997.

             Information Technology revenue totaled $464 million, an 11.3% percent increase from the year-ago quarter and a 4.3% percent decline from first quarter. Excluding the impact of revenue from discontinued service lines, second quarter 1998 revenue totaled $444 million, an increase of 21.0% versus second quarter 1997 and a decrease of 0.2% from first quarter 1998.
             IT revenue is comprised solely of MCI Systemhouse.


        REVENUE & TRAFFIC GROWTH
        Year-over-year, total communications services revenue grew 10.6% compared to volume growth of 12.3%, resulting in a revenue-to-traffic gap of (1.7%). Total communications services revenue includes Voice, Messaging, Data and Internet revenue. The gap narrowed from (5.4%) in first quarter 1998 as a result of changing revenue mix.

        Sequential growth in total communications services revenue of 2.0% combined with sequential volume growth of (0.6%) to produce a revenue-to-traffic gap for the quarter of 2.6%.


                            Financial Highlights - 1

        COST OF SERVICES

        Cost of services includes telecommunications interconnection costs (local, long distance, and international) and the costs of providing IT services. Cost of services totaled $2.8 billion, or 52.9% of revenue, compared to 54.5% of revenue in the first quarter of 1998 and 52.6% of revenue in the second quarter of 1997.

        The sequential improvement in cost of services, as a percent of revenue, is primarily attributable to lower long distance telecommunications expense as a percent of communications services revenue. The improvement came from changing revenue mix and the benefits of declining international settlement rates.

        The year-over-year increase in cost of services, as a percent of revenue, reflects the net impact of several factors. Contributing to the increase in cost of services as a percent of revenue were a higher mix of local and IT revenue, payphone compensation, and lower revenue rate per minute for certain voice services. Partially offsetting these factors were declines in domestic and international telecommunications costs.


        SALES, OPERATIONS AND GENERAL

        Sales, Operations and General expense for the quarter was $1.6 billion, or 28.9% of revenue. SO&G increased $289 million year-over-year and $50 million sequentially. The year-over-year increase in SO&G is related to human resources costs in the communications services and IT businesses, as well as incremental merger-related expenses.


        DEPRECIATION

        Second quarter depreciation expense totaled $621 million. The $621 million included $58 million (pre-tax) - or approximately 5 cents per diluted share (after-tax) - in additional depreciation expense associated with the asset disposal plan MCI adopted in the fourth quarter of 1997. Depreciation expense totaled $479 million in second quarter 1997 and $553 million in first quarter 1998 (excluding $137 million in additional depreciation expense associated with the asset disposal plan). Underlying year-over-year and sequential growth in depreciation expense was driven by investments to add capacity, reliability, and performance to the data and traditional communications networks.

        Capital expenditures for the quarter were approximately $800 million.




                            Financial Highlights - 2

        OPERATING INCOME

        Second quarter operating income was $356 million or 6.6% of revenue. Excluding the impact of the additional depreciation expense, operating income was $414 million, or 7.7% of revenue.


        INTEREST EXPENSE

        Second quarter interest expense, including distributions on Trust preferred securities, was $69 million versus $67 million in first quarter 1998.


        OTHER INCOME/(EXPENSE)

        Second quarter other income was $38 million, which included the impact of approximately $43 million (pre-tax) - or approximately 4 cents per diluted share (after-tax) - of gains from sales of holdings in non-core businesses.

        Equity in losses of affiliates totaled ($23) million in the second quarter of 1998, compared to ($24) million in second quarter 1997.


        NET INCOME AND EARNINGS PER SHARE

        Reported net income in the second quarter totaled $195 million versus net income of $101 million in first quarter 1998 and net income of $280 million in second quarter 1997. Net income, excluding the additional depreciation expense and recognized gains, was $204 million in the second quarter of 1998.

        Reported earnings per diluted share were $0.26 in the second quarter versus a $0.14 in the first quarter of 1998 and $0.40 in second quarter 1997. Earnings per diluted share, excluding the additional depreciation expense and recognized gains, were $0.27 in the second quarter.

        MCI's diluted share count in the second quarter of 1998 was 745 million.


                                       ###


                            Financial Highlights - 3

                                FINANCIAL TABLES



Tables                                                                                Table
-------------------------------------------------------------------------------------------
Consolidated Income Statements, Second Quarter 1998                                     1
Consolidated Income Statements, Year to Date Second Quarter 1998                        2
Consolidated Balance Sheets                                                             3
Supplemental Consolidated Revenue Breakout, Second Quarter 1998                         4
Supplemental Consolidated Revenue Breakout, Year to Date Second Quarter 1998 & 1997     5

                                     TABLE 1

                         MCI COMMUNICATIONS CORPORATION
                         CONSOLIDATED INCOME STATEMENTS
                               SECOND QUARTER 1998
                                   AS REPORTED
                     (In millions, except per share amounts)
                                   (unaudited)


                                         2ND QTR      2ND QTR         %          1ST QTR      %
                                           1998         1997        CHANGE         1998     CHANGE
                                         =========================================================
REVENUE                                  $ 5,370      $ 4,843         10.9       $ 5,288       1.6
                                         -------      -------        -----       -------     -----
OPERATING EXPENSES
     Cost of Services                      2,839        2,547         11.5         2,883      (1.5)
     Sales, operations and general         1,554        1,265         22.8         1,504       3.3
     Depreciation                            621          479         29.6           690     (10.0)
                                         -------      -------        -----       -------     -----
TOTAL OPERATING EXPENSES                   5,014        4,291         16.8         5,077      (1.2)
                                         -------      -------        -----       -------     -----
INCOME FROM OPERATIONS                       356          552        (35.5)          211      68.7

Interest (expense)                           (54)         (58)         6.9           (52)     (3.8)
Interest income                               12            4           NM             4        NM
Equity in income (losses) of
     affiliated companies                    (23)         (24)         4.2           (24)      4.2
Other income (expense), net                   38           (4)          NM            39      (2.6)
                                         -------      -------        -----       -------     -----
INCOME  BEFORE INCOME TAXES
     AND TRUST DISTRIBUTIONS                 329          470        (30.0)          178      84.8

Income tax provision (benefit)               119          175        (32.0)           62      91.9
Distributions on Trust
     preferred securities                     15           15           --            15        --
                                         -------      -------        -----       -------     -----
NET INCOME                               $   195      $   280        (30.4)      $   101      93.1
                                         =======      =======        =====       =======     =====

BASIC EARNINGS  PER COMMON SHARE         $  0.27      $  0.41        (34.1)      $  0.14      92.9
DILUTED EARNINGS  PER COMMON SHARE       $  0.26      $  0.40        (35.0)      $  0.14      85.7

Weighted average number of shares            729          689          5.8           715       2.0
Weighted average number of shares
     - assuming dilution                     745          708          5.2           732       1.8

NM - not meaningful


                                    Table 1

                                     TABLE 2

                         MCI COMMUNICATIONS CORPORATION
                         CONSOLIDATED INCOME STATEMENTS
                        YEAR TO DATE SECOND QUARTER 1998
                                   AS REPORTED
                     (In millions, except per share amounts)
                                   (unaudited)


                                                                         %
                                            1998          1997        CHANGE
                                          ==================================
REVENUE                                   $ 10,658      $  9,726         9.6
                                          --------      --------      ------
OPERATING EXPENSES
   Cost of services                          5,722         5,072        12.8
   Sales, operations and general             3,058         2,584        18.3
   Depreciation                              1,311           932        40.7
                                          --------      --------      ------
TOTAL OPERATING EXPENSES                    10,091         8,588        17.5
                                          --------      --------      ------
INCOME FROM OPERATIONS                         567         1,138       (50.2)

Interest (expense)                            (106)         (116)        8.6
Interest income                                 16            10        60.0
Equity in income (losses) of
   affiliated companies                        (47)          (61)       23.0
Other income (expense), net                     77            (7)         NM
                                          --------      --------      ------
INCOME BEFORE INCOME TAXES
   AND TRUST DISTRIBUTIONS                     507           964       (47.4)

Income tax provision                           181           359       (49.6)
Distributions on Trust
   preferred securities                         30            30        --
                                          --------      --------      ------
NET INCOME                                $    296      $    575       (48.5)
                                          ========      ========      ======

BASIC EARNINGS PER COMMON SHARE           $   0.41      $   0.84       (51.2)
DILUTED EARNINGS PER COMMON SHARE         $   0.40      $   0.82       (51.2)

Weighted average number of shares              722           688         4.9
Weighted average number of shares
     - assuming dilution                       737           705         4.5

NM - not meaningful


                                    Table 2

                                     TABLE 3

                         MCI COMMUNICATIONS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  JUNE 30, 1998
                                  (In millions)
                                   (unaudited)


                                          2ND QTR    1ST QTR         %          2ND QTR         %
                                           1998       1998        Change         1997        Change
                                         ==========================================================
ASSETS

CURRENT ASSETS
   Cash and cash equivalents             $ 1,126     $   208           NM      $    55           NM
   Marketable securities                    --          --           --             95       (100.0)
   Receivables, net                        3,325       3,872        (14.1)       3,670         (9.4)
   Other current assets                      983       1,048         (6.2)         845         16.3
                                         -------     -------      -------      -------      -------
      TOTAL CURRENT ASSETS                 5,434       5,128          6.0        4,665         16.5
                                         -------     -------      -------      -------      -------
PROPERTY AND EQUIPMENT, net of
   accumulated depreciation of
   $8,304, $7,675 and $7,084              14,140      13,944          1.4       13,286          6.4

OTHER ASSETS
   Noncurrent marketable securities         --          --           --             33       (100.0)
   Other assets and deferred charges       1,054       1,021          3.2          884         19.2
   Investment in affiliates                  636         643         (1.1)         662         (3.9)
   Investment in News Corp                 1,350       1,350         --          1,350         --
   Investment in DBS                       1,064       1,052          1.1          980          8.6
   Goodwill, net                           2,308       2,327         (0.8)       2,391         (3.5)
                                         -------     -------      -------      -------      -------
      TOTAL OTHER ASSETS                   6,412       6,393          0.3        6,300          1.8
                                         -------     -------      -------      -------      -------
      TOTAL ASSETS                       $25,986     $25,465          2.0      $24,251          7.2
                                         =======     =======      =======      =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accrued telecommunications expense    $ 2,564     $ 2,496          2.7      $ 2,134         20.1
   Accounts payable and
     other accrued liabilities             3,637       3,634          0.1        2,782         30.7
   Long-term debt due within one year        742       1,107        (33.0)       1,930        (61.6)
                                         -------     -------      -------      -------      -------
      TOTAL CURRENT LIABILITIES            6,943       7,237         (4.1)       6,846          1.4
                                         -------     -------      -------      -------      -------
NONCURRENT LIABILITIES
   Long-term debt                          3,938       3,615          8.9        3,259         20.8
   Deferred taxes and other                2,167       2,101          3.1        2,046          5.9
                                         -------     -------      -------      -------      -------
    TOTAL NONCURRENT LIABILITIES           6,105       5,716          6.8        5,305         15.1

MANDATORILY REDEEMABLE PREFERRED
   SECURITIES TRUST                          750         750         --            750         --

STOCKHOLDERS' EQUITY
   Class A Common Stock                       14          14         --             14         --
   Common Stock                               60          60         --             60         --
   Additional paid in capital              6,489       6,350          2.2        6,363          2.0
   Retained Earnings                       5,623       5,446          3.3        5,789         (2.9)
   Accumulated other comprehensive income      2        --             NM           10        (80.0)
   Treasury stock, at cost                  --          (108)       100.0         (886)       100.0
                                         -------     -------      -------      -------      -------
      TOTAL STOCKHOLDERS' EQUITY          12,188      11,762          3.6       11,350          7.4
                                         -------     -------      -------      -------      -------
      TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY              $ 25,986     $25,465          2.0      $24,251          7.2
                                         =======     =======      =======      =======      =======
NM - not meaningful


                                    Table 3

                                     TABLE 4

                         MCI COMMUNICATIONS CORPORATION
                   SUPPLEMENTAL CONSOLIDATED REVENUE BREAKOUT
                                2ND QUARTER 1998
                                 (In millions)
                                   (unaudited)


                                          2ND QTR      2ND QTR         %        1ST QTR        %
                                           1998         1997        CHANGE       1998       CHANGE
                                         =========================================================
VOICE & MESSAGING                        $ 3,934      $ 3,654          7.7     $ 3,895         1.0
DATA & INTERNET                            1,001          809         23.7         943         6.2
INFORMATION TECHNOLOGY                       464          417         11.3         485        (4.3)
ELIMINATIONS/OTHER                           (29)         (37)       (21.6)        (35)      (17.1)
                                         -------      -------      -------     -------     -------
REVENUE                                  $ 5,370      $ 4,843         10.9     $ 5,288         1.6
                                         =======      =======      =======     =======     =======


                                    Table 4

                                     TABLE 5

                         MCI COMMUNICATIONS CORPORATION
                   SUPPLEMENTAL CONSOLIDATED REVENUE BREAKOUT
                     YEAR TO DATE SECOND QUARTER 1998 & 1997
                                  (In millions)
                                   (unaudited)

                                                                         %
                                            1998          1997        CHANGE
                                          ==================================
VOICE & MESSAGING                         $  7,829      $  7,367         6.3
DATA & INTERNET                              1,944         1,561        24.5
INFORMATION TECHNOLOGY                         949           824        15.2
ELIMINATIONS/OTHER                             (64)          (26)         NM
                                          --------      --------      ------
REVENUE                                   $ 10,658      $  9,726         9.6
                                          ========      ========      ======


NM - not meaningful


                                    Table 5